Consent of Independent Registered Public Accounting Firm


We consent to the references to our firm under the caption "Independent Registered Public Accounting Firm" in the Prospectus and to the use of our report dated January 26, 2004 with respect to the consolidated financial statements of American Enterprise Life Assurance Company included in this Post-Effective Amendment No. 1 to the Registration Statement (Form S-2, No. 333-114937) for the registration of American Express Endeavor(SM) Select Variable Annuity and American Express AccessChoice(SM) Select Variable Annuity issued by American Enterprise Life Assurance Company.

                                                           /s/ Ernst & Young LLP

Minneapolis, Minnesota
November 22, 2004